Exhibit 99.1

FDA Grants Fast Track Designation to Corbus Pharmaceuticals’ Nectin-4 Targeting ADC CRB-701 in Head and Neck Squamous Cell Carcinoma

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Dose optimization data from the Phase 1/2 study to be presented next month at ESMO 2025
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Second Fast Track designation granted by FDA for CRB-701

Norwood, MA, September 16, 2025 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage oncology and obesity company, announced today that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to CRB-701 for the treatment of recurrent or metastatic head and neck squamous cell carcinoma (HNSCC) previously treated with platinum-based chemotherapy and an anti-PD(L)-1 therapy. A Fast Track designation for relapsed or refractory metastatic cervical cancer was granted by the FDA in December 2024.

CRB-701 (SYS6002) is a next-generation antibody drug conjugate (ADC) targeting Nectin-4 that contains a site-specific, cleavable linker and a precise drug antibody ratio of 2 using MMAE as the payload. The FDA’s Fast Track designation is designed to facilitate the development and expedite the review of drugs intended to treat serious conditions that demonstrate the potential to fill an unmet medical need.

An ongoing Phase 1/2 clinical trial is evaluating the safety, pharmacokinetics, and efficacy of CRB-701 in patients with advanced solid tumors known to be associated with high Nectin-4 expression. Corbus presented dose escalation data at ASCO-GU 2025 from the Phase 1/2 clinical trial of CRB-701 (SYS6002) (NCT06265727) that is being conducted in the U.S. and Europe. The Company will be presenting the first data from its Phase 1/2 dose optimization at ESMO 2025 on October 19, 2025. The study enrolled primarily HNSCC and cervical patients.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical stage oncology and obesity company and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and CRB-913, a highly peripherally restricted CB1 receptor inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential,” "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to

Exhibit 99.1

future events or our financial performance and involve known and unknown risks, uncertainties, and other factors on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

All product names, logos, brands and company names are trademarks or registered trademarks of their respective owners. Their use does not imply affiliation or endorsement by these companies.

INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Dan Ferry
Managing Director
LifeSci Advisors, LLC

daniel@lifesciadvisors.com